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                           SHARE PURCHASE AGREEMENT


THIS SHARE PURCHASE AGREEMENT ("the Agreement"), is made and entered into this 17th day of May, 1999 by and among QMS, Inc., a Delaware corporation ("Purchaser"), and Alto Imaging Group N.V., a corporation organized under the laws of The Netherlands ("Seller") and Jalak Investments B. V. ("Jalak").


                             W I T N E S S E T H:

     WHEREAS, Seller owns 100% of the outstanding share of common stock of QMS Europe B.V. (the "QMS Europe Stock"); and

     WHEREAS, Jalak Investments B.V. owns 100% of the outstanding share of common stock of QMS Australia PTY Ltd. (the "QMS Australia Stock");

     WHEREAS, Purchaser is to purchase all of the QMS Europe Stock and the QMS Australia Stock (collectively, the "Shares") from Seller and Jalak.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable considerations, the receipt and adequacy of which are hereby authorized, and intending to be legally bound, the parties hereto agree as follows:


                                  ARTICLE 1

                                 DEFINITIONS

     The following terms used in this Agreement shall have the meaning set forth below:

     Section 1.1 "Closing" shall have the meaning set forth in Section 3.1 herein.

     Section 1.2 "Australian Deed of Transfer" shall mean the deed of transfer to be executed before an Australian notary public following the Closing and filed with the appropriate authorities in Australia, as necessary, to record or register the transfer.

     Section 1.3 "Closing Date" shall mean the date upon which the Closing is held.

     Section 1.4 "Dutch Deed of Transfer" shall mean the deed of transfer to be executed before a Dutch notary public following the Closing and registered or filed, as necessary, with the appropriate Dutch authorities to record or register the transfer.

     Section 1.5 "Execution Date" shall mean the date upon which this Agreement is executed by the last of the parties signing same.

     Section 1.5 "Note" shall mean the Promissory Note in favor of Seller from Purchaser in substantially the form attached hereto as Exhibit A executed by Maker.

     Section 1.6 "QMS Australia" shall mean QMS Australia PTY Ltd., a corporation organized under the laws of Victoria, Australia and wholly owned subsidiary of Seller.

     Section 1.7 "QMS Europe" shall mean QMS Europe B.V., a corporation organized under the laws of The Netherlands and wholly owned subsidiary of Seller.

     Section 1.8 "Jalak" shall mean Jalak Investments B.V., a corporation organized under the laws of The Netherlands.


                                  ARTICLE 2

                         PURCHASE AND SALE OF SHARES


     Section 2.1 Purchase and Sale of Shares. At the Closing, subject to the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Shares. Seller shall transfer all of its right, title and interest in and to the Share to Purchaser free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     Section 2.2 Purchase Price. The purchase price for the Shares shall be an amount equal to U.S. Twenty Seven Million Four Hundred Eleven Thousand Dollars (U.S. $27,411,000.00)

     Section 2.3 Payment of Purchase Price. As payment for the Shares, Purchaser shall deliver to Seller:

          (a) U.S. $5,000,000.00 ("Earnest Money") payable by check or wire transfer by noon on May 18, 1999; and

          (b) U.S. $13,000,000.00 ("Cash Balance") payable by check or wire transfer by the close of business on the Closing Date; and

          (c) the Note in the original principle amount of US$9,411,000.00 (or such an amount as will remain after deduction of any accounts payable as per Article 7), payable by Purchaser within ten (10) days following Purchaser's securing of financing for the sum represented thereby, with Purchaser agreeing that such financing shall be used for purposes of paying the Note; provided, however, that in the event such financing is not secured by November 18, 1999, Execution Date, the Note shall then convert to a term obligation payable over five (5) years, at the rate and upon the terms set forth therein.

     Section 2.4 Allocation of Purchase Price. The purchase price shall be allocated between the QMS Europe Stock and QMS Australia Stock as follows:

          (a)  QMS Australia Stock - US $2,685,300

          (b)  QMS Europe Stock - US $24,725,700


                                  ARTICLE 3

                                   CLOSING

     Section 3.1 Closing. The Closing shall take place on the date upon which the Cash Balance of the purchase price is delivered to Seller at the offices of Meijer c.s. in The Netherlands, on or before June 8, 1999, or such later date as elected by Purchaser, provided that in no event shall the Closing be held after August 16, 1999.

     Section 3.2 Items to be Delivered by Purchaser. At the Closing and subject to the terms and conditions contained herein, Purchaser shall delivery to Seller the following:

          (a)  the Cash Balance of the Purchase Price; and

          (b)  the Note.

     Section 3.3 Items to be Delivered by Seller. At the Closing and subject to the terms and conditions contained herein, Seller shall deliver to the Purchaser the following:

          (a)  the Shares; and

          (b) all corporate records, minutes, seals, books, financial information, records and other documents, instruments or writings which are the corporate property of QMS Europe and QMS Australia and/or any of their respective subsidiaries.


                                  ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER


     Seller hereby represents and warrants to Purchaser as follows:

     Section 4.1 Ownership of Shares: Seller and Jalak are the respective sole record and beneficial owners of all of the issued and outstanding Shares, and have good and valid title to such Shares free and clear of any lien, security interest or encumbrance of any nature and free of any claim by an person to or against such Shares. Seller and Jalak have the full right, power and authority to sell, assign, transfer and convey the Shares to Purchaser as provided herein.

     Section 4.2 Authorization, Validity and Enforceability. This agreement has been duly authorized by all necessary corporate action of Seller and Jalak. This Agreement constitutes the valid and binding obligation of Seller and Jalak, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement will not violate or result in a default under any provision of any material commitment, agreement or instrument to which the Seller is a party or by which the Seller or Jalak is bound and will not contravene any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to the Seller or Jalak.

     Section 4.3 Litigation. There are no proceedings pending or threatened, and there is no order, writ, judgment or decree affecting the Seller or Jalak which, if adversely determined, would have a material adverse effect on the transactions contemplated hereby.


                                  ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER


     Purchaser hereby represents to Seller or Jalak as follows:

     Section 5.1 Validity and Enforceability. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement will not violate or result in a default under any provisions of any material commitment, agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, and will not contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to Purchaser.

     Section 5.2 Litigation. There are no proceedings pending or threatened, and there is no order, writ, judgment or decree affecting the Purchaser, which, if adversely determined, would have a material adverse effect on the transactions contemplated hereby.

     Section 5.3 Investigation. Purchaser has been afforded access to all business, financial information and other records of QMS Europe and QMS Australia, the opportunity to ask questions of, and receive answers from, the officers and other employees of QMS Europe and QMS Australia relating to all aspects of QMS Europe and QMS Australia and their business, and otherwise to obtain from QMS Europe and QMS Australia any and all information necessary to make informed decisions with respect to the acquisition of the Shares.
Purchaser has relied solely on information obtained by it from such investigation in making the investment represented by the purchase of the Shares under this Agreement. Seller represents and warrants that, to the best of its knowledge, all such information furnished to Purchaser by Seller during the course of Purchaser's investigation is true and correct, remains so as of the date hereof and will continue to be true and correct as of the Closing.



                                  ARTICLE 6

                            CONDITIONS TO CLOSING


     Section 6.1 Purchaser's Obligations. The Purchaser's obligations to consummate the transactions contemplated hereby are conditioned upon Purchaser obtaining financing satisfactory to Purchaser no later than the Closing Date.

     Section 6.2 Liquidated Damages. In the event Purchaser does not close the transaction contemplated herein by the Closing Date, Seller shall be entitled to retain the Earnest Money as Liquidated Damages. Purchaser hereby waives any and all claims to contest such on any grounds.

     Section 6.3 Remedies. Seller hereby confirms that except as set forth in Section 6.2 Purchaser will not be held liable in any way for a failure to close the transaction contemplated herein and waives any and all claims resulting therefrom.



                                  ARTICLE 7

                            PRE-CLOSING COVENANTS


     Section 7.1 Settlement of Intercompany Accounts. Prior to or at the Closing, all intercompany accounts between (i) Seller, (ii) QMS Europe, (iii) QMS Australia and (iv) Jalak Investments, B.V. will be settled. However, Seller may elect to deduct any amounts payable by Seller and/or Jalak Investments B.V. from the portion of the Purchase Price to be paid with the Note. Within five
(5) days prior to Closing, Seller shall certify such intercompany balances to Purchaser and provide adequate documentation in support thereof.

     Section 7.2 Australian Deed of Transfer. Prior to the Closing or as soon as practicable after the Closing, Purchaser and Seller shall cause the Australian Deed of Transfer to be filed with an Australian notary public, and shall have the transfer recorded on the register of shareholders of QMS Australia.


                                  ARTICLE 8

                            POST-CLOSING COVENANTS

     Section 8.1 Dutch Deed of Transfer. As soon as practicable after the Closing, Purchaser and Seller shall cause the Dutch Deed of Transfer to be filed with a Dutch notary public, and shall have the transfer recorded on the register of shareholder of QMS Europe.

     Section 8.2 Payment of Corporate Income Tax. QMS Europe has been integrated in a Fiscal Unity with Seller for the Fiscal Year 1998. Resultant from this Fiscal Unity QMS Europe will not be assessed for Corporate Income Tax independently, but as a part of Seller. On the balance sheet as per October 2, 1998 an amount of HFL 4,697,012 (four million six hundred ninety seven thousand and twelve Dutch guilders) has been accrued as liability for Corporate Income Tax for Fiscal Year 1998 (the "Tax Amount"). Upon presentation of the assessment for Corporate Income Tax for Fiscal Year 1998 (the "aanslag vennootschaps-belasting 1998") in the name of Seller, QMS Europe will pay, within two (2) weeks of said presentation, the Tax Amount to Seller's counsel, Meijer c.s. Attorneys at Law and Tax Advisors, to be held in escrow and trust for immediate remittance to appropriate tax authorities in full payment of the Tax Amount, which counsel shall, within seven (7) days of its receipt of such funds, furnish to Purchaser satisfactory evidence of such payment. Purchaser shall cause QMS Europe to fulfill said obligation and accepts joint and several liability for the full and timely payment of the Tax Amount by QMS Europe.

     Section 8.3 Disputes with Regard to the Assessment. In the event that QMS Europe and/or Purchaser wish to contest the assessment for the Fiscal Year 1998 by the Dutch tax authorities Seller will cooperate in full with filing such objections and/or appeals as may be necessary, specifically by granting a power of attorney to counsel appointed by Purchaser, provided however that no such action may, in its reasonable opinion, be detrimental to Seller.

     Section 8.4 Limited Tax Indemnity. Seller will indemnify, defend and hold Purchaser harmless from and against all liabilities and claims arising out of or with respect to any corporate income tax liability incurred by QMS Europe or QMS Australia after Seller's acquisition of the Shares (i.e. October 16,
1995) and prior to September 30, 1998 (i.e., three fiscal years); provided, however that Seller's liabilities hereunder shall be limited to one-half of such liabilities and claims.


                                  ARTICLE 9

                                 ARBITRATION


     Section 9.1 Arbitration. All disputes under this Agreement shall be settled by arbitration in Atlanta, Georgia, U.S.A., pursuant to the rules of the American Arbitration Association Commercial Arbitration Rules which rules are deemed to be incorporated by reference herein, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Section 9.2 Selection of Arbitrators. The number of arbitrators shall be three (3), each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party hereto and shall be a person experienced in international trade and business matters. Each party shall nominate one (1) arbitrator and the two arbitrators so appointed shall select a third arbitrator.

     Section 9.3 Arbitration Awards. Arbitration may be commenced at any time by either Purchaser or Seller giving written notice to the other that such dispute has been referred to arbitration under this Article 9. Any award rendered by the arbitrators shall be final, conclusive, non-appealable and binding on the parties hereto and shall be accompanied by a written opinion of the arbitrators giving the reasons for the awards, provided, however, that the arbitrators shall have no authority to award any special, indirect, consequential, punitive or other damages not measured by the prevailing party's actual damages and the arbitrators may not make any ruling, finding or award that does not conform with the terms and conditions of this Agreement. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that the arbitrators may assess, as part of their award, all of any part of the arbitration expenses of the other party (including reasonable attorney's fees) and of the arbitrators against the party raising an unreasonable claim, defense or object.



                                  ARTICLE 10

                                MISCELLANEOUS


     Section 10.1 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto. The foregoing provisions with regard to the survival of the warranties and representations of the parties of this Agreement is meant only to establish the period of time within which a claim for breach of such warranties and representations may be brought, and is not intended to extend the applicability of such warranties and representations to event of circumstances which may occur after the Closing Date.

     Section 10.2   Access to Books and Records

          (a) Seller shall upon reasonable notice to Purchaser have access to and a right to make copies of the books and records of Purchaser relating to the operations and affairs of QMS Europe and QMS Australia prior to the Closing Date.

          (b) Seller shall permit Purchaser to have access, upon reasonable notice to Seller, to books and records maintained by Seller relating to QMS Europe's and QMS Australia's operations and affairs prior to the Closing Date.

     Section 10.3 Notices. All notices, requests, consents, or other communications hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid or telecopied, as follows:


If to Purchaser:         QMS, Inc.

                    One Magnum Pass
                    Post Office Box 81250
                    Mobile, Alabama  USA  36689-1250
                    Attn:  James A. Wallace
                           Chief Financial Officer

with a required copy to: Hand Arendall L.L.C.

                    P. O. Box 123
                    Mobile, Alabama  36601
                    Attn:     Gregory R. Jones


If to Seller:       Alto Imaging Group N.V.

                    Planetenbaan 60
                    P. O. Box 1410
                    3600 BK Maarssen
                    The Netherlands
                    Attn:     Peter van Schaick


with a required copy to: Meijer c.s.

                    Scheveningseweg 50
                    2518 KW's-Gravenhage
                    The Netherlands
                    Attn:     Georg Werger



     Section 10.4 Captions and Section Headings. As used herein, captions and section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     Section 10.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

     Section 10.6 Additional Documents. The parties hereto will, at any time after the date hereof, sign, execute and deliver, or cause others to do so, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and deeds as may be necessary or proper to carry out the transactions contemplated by this Agreement.

     Section 10.7 Amendments. This Agreement may be amended, supplemented or interpreted at any time, but only by a written agreement executed by the parties hereto.

     Section 10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 10.9 Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 10.10 Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

     Section 10.11 Governing Times and Dates: All times and dates specified herein shall be calculated as of the date and time existing in Mobile, Alabama, at or relevant to the time of the subject action.

     Section 10.12 Governing Language. Regardless of whether a copy of this Agreement is translated into another language, the official version hereof shall be the English version, which shall prevail in all cases. All correspondence and communications between the parties, all reports, orders, instructions, literature, records and other written material pertaining to this Agreement shall be maintained and delivered in the English language.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                              PURCHASER:

                              QMS, INC.


                              By:     /s/ Edward E. Lucente

                              Title:  President

                              Date:     May 17, 1999




                              SELLER:

                              ALTO IMAGING GROUP N.V.


                              By:/s/ Peter van Schaick

                              Title:  President

                              Date:     May 17, 1999



                              JALAK INVESTMENTS, B.V.

                              By:     /s/Peter van Schaick

                              Title:  Managing Director

                              Date:     May 17, 1999